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                                                                    EXHIBIT 99.7

                            TICKETSLIVE CORPORATION

              AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF PLAN: DEFINITIONS.

        The name of this plan is the TicketsLive Corporation Amended and Restated Stock Award and Incentive Plan (the "Plan"). The Plan amends and restates the TicketsLive 1997 Incentive Program (the "Original Plan"). The Original Plan was adopted by the Board of Directors of TicketsLive Corporation, a New York corporation ("TicketsLive") on September 8, 1997. The Plan was adopted by the Board on February 3, 1999, subject to the approval of the shareholders of TicketsLive. The purpose of the Plan is to enable the Company and its affiliates to attract and retain highly qualified personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers, other key employees, directors, consultants and advisors that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (1) "Administrator" means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

        (2) "Board" means the Board of Directors of TicketsLive.

        (3) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (4) "Committee" means the Compensation Committee of the Board plus such additional individuals as the Board shall designate in order to fulfill, if applicable, the Disinterested Persons requirement of Rule 16b-3 as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Act"), and as such Rule may be amended from time to time, or any successor definition adopted by the Commission, or any other Committee the Board may subsequently appoint to administer the Plan. If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

        (5) "Company" means TicketsLive and any Subsidiary (or any successor corporation).

        (6) "Disability" means the inability of a Participant to perform substantially his full-time duties and responsibilities to the Company by reason of a physical or mental disability or
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infirmity (as determined good faith by a physicians acceptable to the Company)
for a period of 180 consecutive days within any 12 month period. The date of such Disability shall be on the last day of such 180 day period.

      (7) "Disinterested Person" shall have the meaning set forth in Rule 16b-3 of the Act "Rule 16b-3" and as such Rule may be amended from time to time, or any successor definition adopted by the Commission.

      (8) "Effective Date" shall mean the date provided pursuant to Section 11.

      (9) "Eligible Director" means a director of the Company eligible to participate in the Plan pursuant to Section 4.

      (10) "Eligible Employee" means an employee of the Company eligible to participate in the Plan pursuant to Section 4.

      (11) "Fair Value" shall mean the fair market value of the Stock, as reasonably determined by the Administrator or the Board.

      (12) "Incentive Stock Option" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

      (13) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

      (14) "Participant" means any Eligible Employee, Eligible Director or any consultant or advisor to the Company selected by the Administrator, pursuant to the Administrator's authority in Section 2 below to receive grants of Stock Options.

      (15) "Stock" means the Common Stock, $0.01 par value, of TicketsLive.

      (16) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

      (17) "Subsidiary" means any corporation (other than TicketsLive) in an unbroken chain of corporations beginning with TicketsLive, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


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SECTION 2. ADMINISTRATION.

     The Plan shall be administered by the Board, or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

     The Administrator shall have the power and authority to grant Stock Options to Eligible Employees, Eligible Directors, and consultants and advisors to the Company, pursuant to the terms of the Plan.

     In particular, the Administrator shall have the authority:

     (a) to select those employees of the Company who shall be Eligible Employees and those directors of the Company who shall be Eligible Directors;

     (b) to determine whether and to what extent Stock Options are to be granted hereunder to Eligible Employees, Eligible Directors, and consultants and advisors to the Company;

     (c) to determine the number of shares to be covered by each such award granted hereunder;

     (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, and

     (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options.

     The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 3. STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for issuance under the Plan shall be equal to 2,105,306, subject to appropriate adjustment in the event of changes in the capital stock of the Company by reason of stock dividends, splits or combinations of shares, reclassification, mergers, consolidations, reorganizations or liquidations. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options may be granted and outstanding at any time


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may not, subject to adjustment as provided in this Section 3, exceed 100% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

        To the extent that a Stock Option expires or is otherwise terminated without being exercised, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan and (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan, as may be determined by the Administrator in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator in its sole discretion.

SECTION 4. ELIGIBILITY.

        Officers, other key employees of the Company, directors of the Company (other than members of the Committee), and consultants and advisors to the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company shall be eligible to be granted Stock Options hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees, Eligible Directors and consultant and advisors to the Company recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.

SECTION 5. STOCK OPTIONS.

        Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a subscription and/or award agreement with TicketsLive, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

        The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

        The Administrator shall have the authority to grant any Eligible Employee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Option. Directors, consultants and advisors may only be granted Non-Qualified Stock Options. To the extent that

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any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

          Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

          (1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Value of the Stock Option on the date such Incentive Stock Option is granted.

          (2) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

          (3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

          (4) Method of Exercise. Subject to Section 5(3) above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the optionee; provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 8.

          The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to a grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price,

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during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted; provided, however, should the Administrator so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

          (5) Loans. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall
(i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, and (iii) bear interest, if any, at such rate as the Administrator shall determine. In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payment of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any over governmental agency having jurisdiction.

          (6) Non-Transferability of Options. Unless otherwise determined by the Administrator subject to the limitations on transferability set forth in Rule 16b-3, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (7) Termination of Employment or Service. If an optionee's employment with or service as a director of or consultant or advisor to, the Company terminates by reason of death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

          (8) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company become exercisable for the first time by the Optionee during any calender year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

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SECTION 6. AMENDMENT AND TERMINATION.

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would impair the rights of a Participant under any award thereto granted without such Participant's consent, or that without the approval of the stockholders (as described below) would:

      (1) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

      (2) change the class of employees, directors, consultants and advisors eligible to participate in the Plan; or

      (3) extend the maximum option period under paragraph (2) of Section 5 of the Plan.

      Notwithstanding the foregoing, stockholder approval under this Section 6 shall only be required at such time and under such circumstances as stockholder approval would be required under Rule 16b-3 with respect to any material amendment to any employee benefit plan of the Company in order to maintain the qualified status of the Plan under Rule 16b-3.

      The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 7. UNFUNDED STATUS OF PLAN.

      The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 8. GENERAL PROVISIONS.

      (1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements as the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the



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